Exhibit 99.3

Notice of Guaranteed Delivery

for Shares of Common Stock of

CUMMINS INC.

Offer to Exchange

up to 67,054,726 Shares of Common Stock of

ATMUS FILTRATION TECHNOLOGIES, INC.

which are owned by Cummins Inc.

for Outstanding Shares of Common Stock of

CUMMINS INC.

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 13, 2024, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE, OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF CUMMINS COMMON STOCK VALIDLY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to participate in the Exchange Offer (as set forth in the prospectus dated February 14, 2024 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”)) in the following circumstances:

1.	if certificates representing shares of common stock of Cummins Inc., par value $2.50 per share (“Cummins Common Stock”), are not immediately available;
2.	if the procedure for book-entry transfer cannot be completed on a timely basis; or
3.	if time will not permit all required documents to reach Broadridge Corporate Issuer Solutions, LLC. (the “Exchange Agent”) on or before the expiration date of the Exchange Offer.

This Notice of Guaranteed Delivery may be mailed to the Exchange Agent as described in the Prospectus and must include a guarantee by an Eligible Institution (as defined in the Instruction Booklet to the Letter of Transmittal). Additional information can be found in the section entitled “The Exchange Offer — Procedures for Tendering” in the Prospectus. Only registered shareholders (including any participant in The Depository Trust Company (“DTC”) whose name appears on a security position listing as the owner of shares of Cummins Common Stock) may submit this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

The Information Agent for the Exchange Offer is:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

In the U.S., including Puerto Rico, and Canada, please call (toll-free): +1-877-279-2311

All other areas, please call: +1-917-484-4425

Email: info@okapipartners.com

The Exchange Agent for the Exchange Offer is:

If using UPS, FedEx or Courier:	If using USPS Service:
Broadridge, Inc.	Broadridge, Inc.
Attn: BCIS IWS	Attn: BCIS Re-Organization Dept.
51 Mercedes Way	P.O. Box 1317
Edgewood, NY 11717	Brentwood, NY 11717-0718

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (1)(A) SHARE CERTIFICATES REPRESENTING ALL VALIDLY TENDERED SHARES OF CUMMINS COMMON STOCK (OTHER THAN SHARES OF CUMMINS COMMON STOCK IN UNCERTIFICATED FORM REGISTERED DIRECTLY IN CUMMINS’ SHARE REGISTER) LISTED ON THIS NOTICE, IN PROPER FORM FOR TRANSFER OR (B) WITH RESPECT TO SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, CONFIRMATION OF A BOOK-ENTRY TRANSFER OF THOSE SHARES OF CUMMINS COMMON STOCK IN THE EXCHANGE AGENT’S ACCOUNT AT DTC, (2) A LETTER OF TRANSMITTAL FOR SHARES OF CUMMINS COMMON STOCK, PROPERLY COMPLETED AND DULY EXECUTED (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED) OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (3) ANY OTHER REQUIRED DOCUMENTS, WILL EACH IN FACT BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE SECOND NEW YORK STOCK EXCHANGE TRADING DAY AFTER THE DATE OF EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Cummins the number of shares of common stock of Cummins, par value $2.50 per share (“Cummins Common Stock”), set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as may be amended from time to time, which together constitute the offer by Cummins to exchange up to an aggregate of 67,054,726 shares of common stock of Atmus Filtration Technologies, Inc., par value $0.0001 per share, which are owned by Cummins for outstanding shares of Cummins Common Stock.

Number of shares of Cummins Common Stock to be tendered:

Account Number (if known):

Signature(s) of Registered Holder(s)

Please type or print name(s) of Registered Holder(s) here:

Please type or print address:

Area Code and Telephone Number:

Tax Identification or Social Security Number:

(If you do not have a Tax Identification or Social Security Number, please enter four zeros (0000).)

Dated:                 , 2024

ODD-LOT SHARES

Shareholders who directly or beneficially own fewer than 100 shares of Cummins Common Stock (“Odd-Lot Shares”) who wish to tender all of their shares of Cummins Common Stock will receive preferential treatment if the Exchange Offer is oversubscribed, in that all such shares of Cummins Common Stock validly tendered will be accepted for exchange and will not be subject to proration. Direct or beneficial holders of more than 100 shares of Cummins Common Stock, and those who own fewer than 100 shares of Cummins Common Stock but do not tender all of their shares, will be subject to proration. Shares held on behalf of participants in the RSP (as defined in the Prospectus) (each of which holds more than 100 shares of Cummins Common Stock) will be subject to proration, even if such participants beneficially own fewer than 100 shares.

This section is to be completed ONLY if shares of Cummins Common Stock are being tendered by or on behalf of a person owning directly or beneficially fewer than 100 shares of Cummins Common Stock who wishes to tender all such shares. The undersigned either (check one box):

☐    is the direct or beneficial owner of an aggregate of fewer than 100 shares of Cummins Common Stock, all of which are being tendered;

or

☐    is a broker, dealer, commercial bank, trust company, custodian or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by each such beneficial owner, that each such person is the direct or beneficial owner of an aggregate of fewer than 100 shares of Cummins Common Stock and is tendering all of those shares.

GUARANTEED DELIVERY

(Not to be used for signature guarantee)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (i) represents and guarantees that the above-named person(s) hold(s) a net long position in the shares of Cummins Common Stock tendered hereby as required under Rule 14e-4 under the Exchange Act; (ii) represents and guarantees that the tender of such shares of Cummins Common Stock complies with Rule 14e-4 under the Exchange Act; and (iii) guarantees to deliver to the Exchange Agent by no later than 5:00 p.m., New York City time, on the second New York Stock Exchange trading day after the date hereof, (1)(A) share certificates representing all validly tendered shares of Cummins Common Stock (other than shares of Cummins Common Stock in uncertificated form registered directly in Cummins’ share register) tendered hereby, in proper form for transfer or (B) with respect to shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those shares of Cummins Common Stock in the Exchange Agent’s account at DTC, (2) a Letter of Transmittal for shares of Cummins Common Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined in the Prospectus), and (3) any other required documents.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Cummins Common Stock, or confirmation of book-entry transfer and an agent’s message, and any other required documents to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Telephone No.(s):

Authorized Signature:

Name:

Title:

Dated: ________, 2024

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).